UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2024

The L.S. Starrett Company
(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Crescent Street, Athol, MA 01331
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 249-3551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common - $1.00 Per Share Par Value	SCX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 8, 2024, The L.S. Starrett Company, a Massachusetts corporation (the “Company” or “Starrett”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Uhu Inc., a Delaware corporation (“Parent”) and an affiliate of MiddleGround Capital (“MiddleGround”), and Unicornfish Corp., a Massachusetts corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Parent (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), (i) each share of Class A Common stock, $1.00 par value per share, of the Company (each, a “Class A Common Share”) and each share of Class B Common stock, $1.00 par value per share, of the Company (each, a “Class B Common Share” and together with the Class A Common Shares, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than any Shares described in clauses (ii) and (iii) below) will be converted into the right to receive $16.19, payable to the holder thereof in cash, without interest (the “Merger Consideration”), and as of the Effective Time, all such Shares will no longer be outstanding and will automatically be cancelled; (ii) each Share (A) held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time or (B) owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time will be cancelled and retired without any conversion thereof; and (iii) each Share that is issued and outstanding immediately prior to the Effective Time and held by a shareholder of the Company who (A) is entitled to appraisal, (B) has not voted in favor of the Merger or consented thereto in writing and (C) has demanded properly in writing payment of fair value for such Share in accordance with Part 13 of the Massachusetts Business Corporation Act (the “MBCA”) (collectively, the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration unless and until such shareholder of the Company has effectively withdrawn or lost (through failure to perfect or otherwise) their right to obtain payment of the fair value of their Dissenting Shares under the MBCA but will instead be entitled only to such rights with respect to such Dissenting Shares as may be granted to such shareholder under Part 13 of the MBCA.

At or immediately prior to the Effective Time, each award of restricted stock units granted under the Company’s 2012 Long-Term Incentive Plan or the Company’s 2021 Long-Term Incentive Plan (each, a “Company Equity Plan” and, collectively, the “Company Equity Plans”) that is subject to vesting conditions based solely on continued employment or service (each, a “Company RSU”) or is subject to performance-based vesting conditions (each, a “Company PSU” and, together with the Company RSUs, the “Company Equity Awards”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and converted into the right to receive an amount in cash, without interest (less applicable tax withholdings), equal to (A) the number of Shares subject to such Company Equity Award immediately prior to the Effective Time (in the case of Company PSUs, assuming full satisfaction of the performance-based vesting conditions at maximum levels) with any remaining service-based vesting requirements deemed fully satisfied, multiplied by (B) the Merger Consideration. Each of the Company Equity Plans will be terminated as of the Effective Time.

Any existing offering periods under the Company’s 2022 Employees’ Stock Purchase Plan and the Company’s 2017 Employees’ Stock Purchase Plan (each, a “Company ESPP”) will continue in accordance with their terms, except that if the Effective Time occurs prior to the purchase date under the applicable offering period, the offering period will be shortened so that the exercise date for the offering period will occur prior to the Effective Time and employees participating in the existing offering period will be entitled to purchase shares under the applicable Company ESPP on the earlier exercise date in accordance with their elections for such offering period and the terms of the applicable Company ESPP, and the Company ESPPs will be terminated.

The closing of the Merger is subject to the satisfaction or waiver of certain conditions, including, among other things, (i) the absence of any law, order, injunction or decree issued by any governmental body of competent jurisdiction prohibiting or preventing the consummation of the Merger, (ii) the approval of the Merger Agreement by the holders of at least two-thirds of the outstanding Shares entitled to vote thereon at a shareholders’ meeting duly called and held for such purpose, (iii) the accuracy of the representations and warranties contained in the Merger Agreement (subject to specified materiality qualifiers), (iv) compliance with the covenants and obligations under the Merger Agreement in all material respects, and (vi) the absence of a material adverse effect with respect to the Company.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. The Company has agreed to conduct its business in the ordinary course until the Effective Time, subject to customary exceptions.

The Company is subject to customary “no-shop” restrictions on the Company’s ability to solicit alternative acquisition proposals, to furnish information to, and participate in discussions or negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to furnish information to, and participate in discussions or negotiations with, third parties with respect to an alternative acquisition proposal if the Board of Directors of the Company (the “Board”) determines in good faith, after consultation with its financial advisor and outside counsel, that such alternative acquisition proposal either (i) constitutes a superior proposal (as defined in the Merger Agreement) or (ii) is reasonably likely to lead to or result in a superior proposal.

The Company will coordinate with the trustee or other applicable fiduciary of the Company’s 1984 Employee Stock Ownership Plan, as amended and restated, and the Company’s 2013 Employee Stock Ownership Plan, as amended and restated (together, the “Company ESOP”) regarding the participant pass-through vote for the Shares owned by the Company ESOP in connection with the transactions contemplated by the Merger Agreement. The Company ESOP will be terminated as of the Effective Time.

The Merger Agreement also includes customary termination provisions for each of the Company and Parent, including (i) the Company’s right to terminate the Merger Agreement, subject to certain limitations, (A) to accept a superior proposal or (B)(1) if the Closing shall not have occurred on or before the date required pursuant to the terms of the Merger Agreement, (2) all conditions to Parent’s and Merger Sub’s obligations to consummate the Merger have been satisfied (other than conditions that by their terms are to be satisfied at the Closing, each of which would be, at the time of the termination of the Merger Agreement, satisfied if the Closing were to occur at such time), (3) the Company has certified to Parent and Merger Sub by irrevocable written notice that the Company is ready, willing and able to close on such date and at all times during the three business day period immediately thereafter, and (4) Parent and Merger Sub fail to consummate the Merger within such three business day period following the date of receipt of such notice; (ii) Parent’s right to terminate the Merger Agreement if the Board changes its recommendation that the Company’s shareholders approve the Merger Agreement or the Company approves or adopts, or recommends the approval or adoption of, any alternative acquisition agreement; and (iii) the right of either party to terminate the Merger Agreement if the Effective Time has not occurred on or prior to September 4, 2024 (as may be extended under the Merger Agreement, the “Outside Date”), which Outside Date may be extended to October 4, 2024, in the event that the Effective Time would have occurred by the Outside Date but for the failure to satisfy the closing conditions except those relating to regulatory approvals have been satisfied or waived (other than conditions that by their terms are to be satisfied at the closing).

The Merger Agreement also provides that the Company must pay Parent a fee of $4,350,000 in connection with the termination of the Merger Agreement, subject to certain limitations, if (i) the Board effects a change of its recommendation that the Company’s shareholders approve the Merger Agreement (A) (1) in respect of a superior proposal, the Company terminates the Merger Agreement and, substantially concurrently with such termination, the Company enters into an alternative acquisition agreement in respect of such superior proposal or (2) in respect of an intervening event and Parent terminates the Merger Agreement, or (B) the Company approves or adopts, or recommends the approval or adoption of, any alternative acquisition agreement, and Parent terminates the Merger Agreement; (ii) the Company materially breaches certain specified covenants (subject to a cure period); or (iii) the Merger Agreement is terminated (A) (1) by either party because the Effective Time has not occurred on or prior to the Outside Date or (2) by Parent due to the breach by the Company of its covenants or the Company’s representations and warranties are inaccurate and such breach or inaccuracy causes a failure of a closing condition, (B) a third party has publicly disclosed an acquisition proposal after the date of the Merger Agreement and prior to the termination of the Merger Agreement (and has not publicly withdrawn such acquisition proposal prior to such termination), and (C) within twelve (12) months following such termination, the Company enters into an alternative acquisition agreement with respect to the acquisition proposal (and the transactions contemplated by such acquisition proposal are subsequently consummated (whether during or after such twelve month period)) or the acquisition proposal is consummated. The Merger Agreement provides that Parent must pay the Company a fee of $8,700,000 million in connection with the termination of the Merger Agreement (the “Reverse Termination Fee”) if the Merger Agreement is terminated by the Company due to (i) an Intentional Breach (as defined in the Merger Agreement) by Parent or Merger Sub of its covenants or any of Parent’s or Merger Sub’s representations and warranties is inaccurate or becomes inaccurate and such breach or inaccuracy would cause a failure of a closing condition (subject to a customary cure period) or (ii) (A) the Closing shall not have occurred on or before the date required pursuant to the terms of the Merger Agreement, (B) all conditions to Parent’s and Merger Sub’s obligations to consummate the Merger have been satisfied (other than conditions that by their terms are to be satisfied at the Closing, each of which would be, at the time of the termination of the Merger Agreement, satisfied if the Closing were to occur at such time), (C) the Company has certified to Parent and Merger Sub by irrevocable written notice that the Company is ready, willing and able to close on such date and at all times during the three business day period immediately thereafter, and (D) Parent and Merger Sub fail to consummate the Merger within such three business day period following the date of receipt of such notice. Subject to certain terms, conditions and limitations specified in the Merger Agreement, the parties to the Merger Agreement are also entitled to an injunction to prevent breaches of the Merger Agreement, and to specifically enforce the terms and provisions of the Merger Agreement.

In the event that the Merger Agreement is terminated in certain limited circumstances specified in the Merger Agreement, the Company agrees to promptly (and in any event within ten business days), upon request by Parent, reimburse Parent for all reasonable and documented out-of-pocket costs incurred by Parent and its subsidiaries in connection with the Merger Agreement up to an amount equal to $2,000,000.

Parent and Merger Sub have secured committed financing, consisting of a combination of equity financing to be provided by investment funds affiliated with MiddleGround, on the terms and subject to the conditions set forth in an equity commitment letter provided by such funds, and debt financing to be provided by a certain lender, on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the lender to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

Investment funds affiliated with MiddleGround have provided a limited guarantee with respect to the payment of the Reverse Termination Fee payable by Parent in the event it becomes payable, as well as certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and such limited guarantee.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed hereto as Exhibit 2.1 hereto and incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Merger Sub and Parent and are subject to important qualifications and limitations agreed to by the Company, Merger Sub and Parent in connection with the negotiated terms, including being qualified by confidential disclosures made by the Company to Parent and Merger Sub for the purposes of allocating contractual risk between them that differ from those applicable to investors. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Parent and Merger Sub rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Amendment No. 1 to Amended and Restated Rights Agreement

On March 8, 2024, the Board approved an Amendment No. 1 (the “Amendment No.1”) to the Amended and Restated Rights Agreement, dated as of October 30, 2020, between the Company and Computershare Inc. as rights agent (the “Rights Agreement”), which will be executed and effective as of March 8, 2024. Amendment No. 1 prevents the approval, execution, delivery or performance of the Merger Agreement, or the consummation prior to the termination of the Merger Agreement of the Merger or any of the other transactions contemplated by the Merger Agreement in accordance with its terms, from, among other things, (i) resulting in a Shares Acquisition Date, a Distribution Date (each as defined in the Rights Agreement) or in any way permit any Rights (as defined in the Rights Agreement) to be exercised for consideration or exchanged; (ii) constituting an event set forth in Section 11(a) or Section 13 of the Rights Agreement; (iii) causing any of Parent, Merger Sub or their respective affiliates or associates to be deemed to be an Acquiring Person (as defined in the Rights Agreement) for any purpose in the Rights Agreement; or (iv) causing any officer, director or employee of Parent, Merger Sub or their respective affiliates or associates to be deemed to be the “Beneficial Owner” of or to “beneficially own” (each as defined in the Rights Agreement) any securities that are “beneficially owned” (as defined in the Rights Agreement) by any of Parent, Merger Sub or their respective affiliates or associates, including in a fiduciary capacity.

The foregoing description of Amendment No. 1 is only a summary, does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, a copy of which is attached as Exhibit 4.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2024, the Company entered into an Amended and Restated Change in Control Agreement (the “CIC Agreement”) with Douglas A. Starrett, the Company’s Chief Executive Officer, to clarify certain language within the executive’s existing agreement. The economic terms and conditions of the CIC Agreement did not change as a result of the amendment.

The foregoing description of the CIC Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the CIC Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On March 11, 2024, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Also on March 11, 2024, the Company disseminated certain communications to its customers in connection with the Merger Agreement. Such communications are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

*****

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed acquisition of Starrett by MiddleGround. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Starrett plans to file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. Starrett may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by Starrett with the SEC.

BEFORE MAKING ANY VOTING DECISION, STARRETT’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY STARRETT WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a Starrett shareholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in Starrett’s proxy statement. Shareholders may obtain a free copy of the proxy statement and other documents Starrett files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. Starrett makes available free of charge on its investor relations website at www.starrett.com copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Merger Agreement, which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

Starrett and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from Starrett’s shareholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of Starrett’s directors and executive officers in Starrett’s definitive proxy statement on Schedule 14A for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on September 29, 2023, in Starrett’s Current Report on Form 8-K filed with the SEC on November 8, 2023 and in Starrett’s Current Report on Form 8-K filed with the SEC on January 5, 2024. Additional information concerning the interests of Starrett’s participants in the solicitation, which may, in some cases, be different than those of Starrett’s shareholders generally, will be set forth in Starrett’s proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Starrett’s website at www.starrett.com.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K (this “Current Report”) includes forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. The words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “should”, “target”, “will”, “would”, or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include, without limitation, statements regarding the proposed transaction; prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for Starrett’s business; the commercial success of Starrett’s products; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results or events may differ materially from those currently anticipated due to a number of factors. Factors that could cause future results to differ materially from such expectations include, but are not limited to: uncertainties as to the timing of the merger; uncertainties as to how many of Starrett’s shareholders will vote their stock in favor of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure regulatory approvals and shareholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the merger will divert management’s attention from Starrett ’s ongoing business operations or otherwise disrupts Starrett’s ongoing business operations; changes in Starrett ’s businesses during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact Starrett’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation; and other factors as set forth in Starrett’s Annual Report on Form 10-K/A filed with the SEC on September 27, 2023 and Starrett’s Quarterly Reports on Form 10-Q filed with the SEC on February 16, 2024 and November 13, 2023, and other reports filed with the SEC. The forward-looking statements in this Current Report speak only as of the date of this Current Report. Starrett undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1†	Agreement and Plan of Merger, dated as of March 8, 2024, among the Company, Parent and Merger Sub.
4.1	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of March 8, 2024, between the Company and Computershare Inc.
10.1	Amended and Restated Change in Control Agreement, dated March 8, 2024, between the Company and Douglas A. Starrett.
99.1	Joint Press Release, dated March 11, 2024, issued by the Company and Parent.
99.2	Customer Talking Points, dated March 11, 2024, issued by the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The L.S. Starrett Company
(Registrant)

Date: March 11, 2024	By:	/s/John C. Tripp
	Name:	John C. Tripp
	Title:	Chief Financial Officer and Treasurer